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                                                                   EXHIBIT 23.2


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 11, 1999 on the consolidated financial statements and financial statement schedule of PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) as of December 31, 1998 and for the transition period then ended, and as of September 30, 1998 and for the year then ended, included in PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) Transition Report on Form 10-K for the transition period ended December 31, 1998 and the Definitive Schedule 14A Proxy Statement filed September 7, 1999.


                                       /s/ ARTHUR ANDERSEN LLP
                                       -------------------------------------
                                       ARTHUR ANDERSEN LLP


Memphis, Tennessee,
March 7, 2000.